UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2010
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14169	22-3178468

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 Shady Grove Road, Rockville, Maryland	20850-7464

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 309-8504
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 5, 2010, the Board of Directors of Human Genome Sciences, Inc. (the “Company”) approved amendments to and a restatement of the Company’s Amended and Restated By-laws, which were effective immediately upon their adoption. The amendments primarily are intended to clarify and update certain provisions as a result of developments in Delaware law. Among other things, the amendments: (1) permit the list of stockholders entitled to vote at a meeting to be made available on an electronic network, (2) clarify that a quorum of stockholders for the transaction of business at an adjourned meeting may not be less than one-third of the shares entitled to vote and present in person or by proxy, (3) clarify the provision regarding record date and notice of an adjourned meeting, (4) conform the notice and informational requirements in respect of stockholder proposals and nominations and modify the operation of the provision in the event of a change in the annual meeting date, (5) require a request for the establishment of a record date for stockholder action without a meeting and (6) enhance the provisions regarding the issuance, recordation and transfer of uncertificated shares. A copy of the Company’s Amended and Restated By-laws is filed as Exhibit 3 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

3	Amended and Restated By-laws, effective as of October 5, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
By:	/s/ James H. Davis, Ph.D.
	Name:	James H. Davis, Ph.D.
	Title:	Executive Vice President, General Counsel and Secretary
Date: October 6, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

3	Amended and Restated By-laws, effective as of October 5, 2010.